Exhibit 23

Consent of Independent Registered Public Accounting Firm

Foot Locker Puerto Rico 1165(e) Plan Administrator:

We consent to the incorporation by reference in the registration statements (No. 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131, 333-62425, 333-33120, 333-41056, 333-41058, 333-74688, 333-99829, 333-111222, 333-121515, 333-144044, 333-149803, 333-167066, 333-171523, 333-190680, 333-196899) on Form S-8 of Foot Locker, Inc. of our report dated June 30, 2022, with respect to the statements of net assets available for benefits of the Foot Locker Puerto Rico 1165(e) Plan as of December 31, 2021 and 2020, the related statements of changes in net assets available for benefits for the years then ended, and the related notes (collectively, the “financial statements”), and the supplemental Schedule H, line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2021, which report appears in the December 31, 2021 annual report for Form 11-K of the Foot Locker Puerto Rico 1165(e) Plan.

/s/ KPMG LLP

New York, New York
June 30, 2022